EXHIBIT 10.93


                   [China Eximbank Letterhead]



Date:     July 9, 1996

To:	Mr. Chai Chunsheng
     	Cai, Zhang & Lan
     	Suite 202. Jia-3 Sheng Gu-North Road
     	Beijing 100029

     	In your capacity of legal counsel to
     	Tangshan Panda Heat and Power Co., Ltd. and
     	Tangshan Pan-Western Heat and Power Co., Ltd.

From:	Li Jianzhi
     	Deputy General Manager
     	Of Insurance Department
     	The Export-Import Bank of China
     	75 Chong Nei Street
     	Beijing 100005

RE:  OUR BANK'S PERFORMANCE GUARANTEE IN FAVOR OF YOUR CLIENTS

Dear Sir,

This is to inform you and your clients Tangshan Panda Heat and Power Co., Ltd. And Tangshan Pan-Western Heat and Power Co., Ltd. that, the Export-Import Bank of China has hereby confirmed its intention to issue a Performance Guarantee in the form of draft July 4, 1996 prepared by Cai, Zhang & Lan, as revised and agreed upon between Tangshan Panda Heat and Power Co., Ltd., Tangshan Pan-Western Heat and Power Co., Ltd. (collectively the "Owner") and Harbin Power Engineering company Limited (the "Contractor") as per Exhibit I-1 of Engineering, Procurement and Construction Contract (the "EPC Contract") between the Owner and the Contractor on April 24, 1996.

The said Performance Guarantee will be issued by this Bank in the form of draft July 4, 1996 prepared by Cai, Zhang & Lan in favour of the Owner immediately upon request by the Contractor.


Sincerely Yours,


Li Jianzhi

For and on behalf of the Export-Import Bank of China



[Draft July 4, 1996 by Cai, Zhang & Lan]


PERFORMANCE GUARANTEE

THIS GUARANTEE is given on the______day of_________, 1996.

BY
     THE EXPORT-IMPORT BANK OF CHINA (the"Guarantor") of 75
     Chong Nei Street, Beijing 100005, China,

AT THE REQUEST OF

     HARBIN POWER ENGINEERING COMPANY LIMITED ("the Contractor")
     Of 45 Xusheng Street, Dongli District, Harbin, China,

IN FAVOUR OF

TANGSHAN PANDA HEAT AND POWER CO., Ltd.("Panda"), of West Gujiaying, Bencheng, Luannan County, Hebei Province, China And TANGSHAN PAN-WESTERN HEAT AND POWER CO., Ltd. ("Pan-Western"), of China (both Panda and Pan-western herein-after collectively the "Owner").

WHEREAS:

(a)  By   a   Contract  for  the  Engineering,  Procurement   and
     Construction of the Project in Luannan County, Hebei Province (the "EPC Contract") dated as of April 24, 1996 between the Owner and the Contractor, the Contractor shall provide an irrevocable, unconditional bank guarantee with joint and several liability from a financial institution acceptable to Owner in an amount equal to thirty-five percent (35%) of the Contract Price, and the Guarantor, upon request by the Contractor, agrees to provide such Guarantee for the Contractor in favour of the Owner;

(b) It is a condition precedent to the Owner's obligation under the EPC Contract to employ the Contractor or to continue such employment anytime during the term of the EPC Contract that the Guarantor enters into this Guarantee in favour of the Owner of such 35% of the Contract Price.

NOW THEREFORE, THIS GUARNTEE WITNESSETH as follows:


1. This Guarantee is issued at the request of the Contractor per Exhibit I-1 (as revised and agreed upon between the automatically become effective at the initial Project Funding as defined in the EPC Contract, without any further action or confirmation by the Guarantor or the Contractor. This Guarantee shall be a continuing guarantee remaining in full force and effect until six (6) months after Owner's acceptance of Commercial Operation Date of the Plant as defined in Article 10.7 of the EPC Contract.

2. This is an irrevocable and unconditional guarantee issued by the Guarantor, whereby the Guarantor shall assume the liability of a primary obligor, and shall be jointly and severally liable with the Contractor to the Owner for the thirty-five percent (35%) of the EPC Contract Price, namely U.S. $22,269,041.20 (the United States Dollars Twenty-Two Million Two Hundred Sixty-Nine Thousand Forty-One and Cents Twenty Only) (subject to increase or decrease under Article 6.1 of the EPC Contract in case of change orders) (the "Guaranteed Amount"). Should there be any increase or decrease of the Contract Price pursuant to Article 6.1 of the EPC Contract, the Guaranteed Amount shall be adjusted accordingly upon written notice from the Owner to the Guarantor.

3. Under this Guarantee, in the event that the Contract fails to perform its obligations under the EPC Contract and such failure trigers payment liability of liquidated damages by the Contractor for damages, compensation, indemnities or otherwise under Articles 12,13,15, and 16 of the EPC Contract or for any other purpose related to the Contractor's obligations thereunder, the Owner shall be entitled to issue a written demand to the Guarantor for payment up to an aggregate amount not to exceed the Guaranteed amount. Such written demand shall (I) state that the Contractor has failed to perform its obligations under the EPC Contract and, (ii) bear the original hand-written signatures of two purportedly authorized officers of the Owner in confirmance with the specimen signatures of such officers [as per Exhibit attached hereto] (which may be replaced or re-designated from time to time by the Owner upon written notice to the Guarantor). The Guarantor shall not require that such written demand be accompanied by any documents from any third parties.

4. Under this Guarantee, the Guarantor is hereby committed to honour such written demand from the Owner for payment immediately upon presentation (with a grace period of ten (10) business days). Each payment by the Guarantor hereunder shall reduce the cumilative amount of the Guaranteed Amount on a dollar-for-dollar basis. The Guarantor shall neither require the Owner to exercise its recourse against the Contractor first, nor require the Owner to exhaust its remedies against the Contractor first, and shall not set such requirements as a pre-condition for the Guarantor to effect its payment under this Guarantee. In particular, the Guarantor shall not raise any contractual defence by the Contractor under the EPC Contract, but shall honour its obligations hereunder as an indebtedness independent of the EPC Contract or any obligations of the Contractor thereunder.

5. This Guarantee is not assignable by either the Guarantor or the Owner, except assignable to PAN-WESTERN ENERGY CORPORATION, LLC. (the "Permitted Assignee") with its registered office at South Church Street, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies, upon delivery to the Guarantor of a completed assignment certificate, signed by the authorized signatories of the Owner and counter-signed by an authorized signatory of the Permitted Assignee. This Guarantee shall be binding on the Guarantor and its successors and shall inure to the benefit of the Owner and its Permitted Assignee.

6. The obligations of the Guarantor hereunder shall not be discharged by (I) any time, grace, indulgence, waiver or consent at any time given to the Contractor, (ii) any amendment to any clause of the EPC Contract, provided that any amendment to the EPC Contract which involves the Guarantor's assuming greater obligation for the Guaranteed Amount (with the exception of any increase of such amount pursuant to Article 6.1 in the case of change orders) will require the prior written consent of the Guarantor, (iii) any failure or delay in the enforcement or release of any rights of or under the EPC Contract or any other related documents thereto. Without limiting any other provisions of this Guarantee, the Guarantor acknowledges and agrees that it will remain liable hereunder notwithstanding that the Contractor may cease to exist or for any other reason the Owner may no longer be able to deal with the Contractor.

7. The Guarantor hereby represents and warrants to the Owner as follows:

     (a) The Guarantor is a state-owned bank duly organised and Validly existing under the laws of the People's Republic of China and has full power, authority and legal capacity to execute and deliver this Guarantee and to assume and perform the obligations provided for herein;

     (b) The Guarantor has taken all appropriate and necessary legal actions to authorize the execution, delivery and performance of this Guarantee;

     (c) This Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms;

     (d) The obligations of the Guarantor hereunder rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured indebtedness of the Guarantor.

     (e) The Guarantor shall supply to the Owner and its Permitted Assignee, upon request, copies of the annual financial statements of the Guarantor.

8. This Guarantee is a commercial act of the Guarantor in relation to a commercial transaction and all obligations of the Guarantor arising under this Guarantee are commercial in nature. The Guarantor hereby irrevocably agrees not to raise any claim of immunity (if any) from suit, attachment or execution in respect of any claims which may be made against it at any time concerning its obligations under this Guarantee.

9. Any demand from the Owner to the Guarantor for payment must be in written form, delivered to the Guarantor at the following address (or any new address designated by the Guarantor in writing duly notified to the Owner in future) in the following manner.

     (a) Method of delivery: (I) personally delivered, (ii) transmitted by postage prepaid registered mail (airmail if international), and (iii) transmitted by internationally recognized courier service, or (iv) transmitted by telex or facsimile (with postage prepaid mail confirmation).

(c)  Address of the Guarantor:

     75 Chong Nei Street
     Beijing 100005
     The People's Republic of China

     Telex No.:     210292
     Answerback:    EXIM CN
     Fax No:        86-10-6523,6641
     Attention:     Insurance Department


IN WITNESS WHEREOF the undersigned Guarantor has executed this Guarantee by its duly authorised officer the day and year first above written.

THE EXPORT-IMPORT BANK OF CHINA



By ____________________________

Name:

Title:

Exhibit: Specimen signatures of authorized signatures of the Owner

Name:     _____________________

Title:    _____________________

Signature:_____________________


Name:     _____________________

Title:    ______________________

Signature:_______________________